SUBSCRIPTION AGREEMENT

KAT RACING

Private Placement Offering

The undersigned agrees to purchase shares of Common Stock of KAT RACING (“KAT”) at a purchase price of $0.05 per share in the Private Placement Offering dated April 24, 2006.  If the Subscription stated below is accepted by KAT, the undersigned hereby executes and agrees to all the terms of offering and hereby agrees to fill out the suitability and representation letter as attached.

PLEASE, MAKE ALL CHECKS PAYABLE TO:
Michael R. Balabon – Client Trust Account (Memo Line: KAT Racing)

___________________________________

Purchaser: __________________________	Subscription $: ________________________
__________________________________	# of shares: ___________________________
(Signature / Title, if applicable)	Tax Year Ends: ________________________
Date:____________ , _________	Tax I.D.# or SS#: ______________________

Mailing Address:	Residence Address:
_____________________________	_____________________________
_____________________________	_____________________________
_____________________________	_____________________________

Telephone Number: ___________________	Telephone Number: ____________________

Accepted this ________ day of _______________________, _____________

KAT RACING

BY: _______________________________________

THE SHARES SUBSCRIBED FOR HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SUITABILITY AND REPRESENTATION LETTER

KAT RACING

6885 Speedway Boulevard, Suite Y116

Las Vegas, Nevada 89115

Gentlemen:

The undersigned is furnishing the following information to enable you to determine whether you may make offers and sales of shares in the Private Offering dated April 24, 2006 (the "Offering”) without registration of the shares under the Securities Act of 1933, as amended (the "Securities Act").  The undersigned understands that his/her questionnaire does not constitute an offer to sell or an offer to purchase the shares or any other securities.

The undersigned agrees that, in the event he or she purchases any common stock offered hereby, KAT RACING may provide this Letter or any portions of it to persons the Company deems appropriate in order to assure that the offer and sale of common stock are in accordance with federal and state securities laws.

The undersigned represents that the information set forth in this letter is complete and accurate and that the undersigned will notify you immediately of any change in any of the information occurring prior to the closing of the sale of the shares.  The undersigned specifically represents as follows:

PERSONAL INFORMATION

Name: ___________________________________________________________________________________
Residential Address:	Business Address:
__________________________________	_________________________________
__________________________________	_________________________________
__________________________________	_________________________________
Telephone: __________________________	Telephone: _________________________

Tax I.D. # or Social Security Number: ___________________	Age: _____________________________

RESIDENCE

(a)

My principal state of residence is ____________________________________

(b)

I have a home, apartment, or other dwelling place in another state or location.

Yes	[ ]	No	[ ]

If the answer is Yes, the circumstances and length of time I live in such other location are:

EDUCATION

	NAME	YEAR	DEGREE
High School:
College:
Graduate Education:

MARITAL STATUS

MARITAL STATUS: ____________________________________

	NAMES	AGES
Children:

Other Dependents:

OCCUPATION INFORMATION

Occupation:
Ownership interest in your business:
Prior occupations during past ten years:

PERSONAL FINANCIAL INFORMATION

(All figures include property and interests owned jointly with my spouse.)

(a) My personal net worth is estimated at:		$
(b) My personal net worth (exclusive of homes, home furnishings, and automobiles) is estimated at:		$
(c) The joint net worth of myself and my spouse is estimated at:		$
(d) My liquid assets (cash, marketable securities, certificates of deposit, savings accounts, treasury notes, etc.) are estimated at:		$
(e) My annual individual income is as follows:	Two years ago:	$
Last year:		$
Estimated this year:		$

INVESTMENT EXPERIENCE

(a)

During the past ten years, I have made the following investments:

YEAR	NATURE OF INVESTMENT	AMOUNT

(b)

My current investments are:

YEAR	NATURE OF INVESTMENT	AMOUNT

(c)

I own (have owned) securities that were purchased in private or other exempt offerings.

Yes	[ ]	No	[ ]

If the answer is Yes, please list:

YEAR	NATURE OF INVESTMENT	AMOUNT

(d)

The stockbrokers or firms with whom I have dealt in the past ten years are:

NAME	ADDRESS	TELEPHONE

PERSONAL INVESTMENT INFORMATION

If I become a purchaser of KAT RACING stock, I will be purchasing those securities solely on behalf of myself and for no other person, trust, or entity.

Yes	[ ]	No	[ ]

If the answer is No, the following identifies every other person, trust, or entity, on whose behalf I may be purchasing shares:

NAME	RELATIONSHIP

SUITABILITY QUESTIONNAIRE

1.

The undersigned has received and reviewed a copy of the Private Placement Memorandum dated April 24, 2006, with all exhibits attached.

Yes	[ ]	No	[ ]

2.

The undersigned knows that no federal or state agency has made any findings or determination as to the fairness for public or private investment in the shares nor any recommendation or endorsement of the shares as an investment.

Yes	[ ]	No	[ ]

3.

The undersigned has a net worth of at least $100,000 and expects to have during the current tax year "gross income," as defined in Section 61 of the Internal Revenue Code of 1986, as amended (the "Code"), of at least three times the amount of the proposed subscription price of the shares and the subscription to the Offering does not exceed 10% of his/her net worth.

Yes	[ ]	No	[ ]

4.

The undersigned recognizes the speculative nature and risks of loss associated with a small or micro-capitalization company.

Yes	[ ]	No	[ ]

5.

The undersigned's financial situation enables him/her to bear the risks of the investment and the shares constitute an investment suitable and consistent with the undersigned's investment program.

Yes	[ ]	No	[ ]

6.

The undersigned recognizes that no assurance exists that the Congress, the Internal Revenue Service (the "IRS"), or the courts will not change, amend or interpret the Code and the regulations promulgated under the Code to reduce or defer certain tax benefits of a share Investment.

Yes	[ ]	No	[ ]

7.

The undersigned is aware that the common stock of KAT RACING being offered will not be freely transferable by the undersigned and can only be transferred or sold at some later date pursuant to federal and state exemptions.

Yes	[ ]	No	[ ]

8.

The undersigned knows that no public market exists for the shares and that the undersigned may not have the ability to liquidate his/her investment readily.

Yes	[ ]	No	[ ]

9.

The undersigned believes that he or she has sufficient knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of purchasing KAT RACING common stock.

Yes	[ ]	No	[ ]

The undersigned relied upon the advice of another person in evaluating the merits and risks of purchasing KAT RACING common stock.

Yes	[ ]	No	[ ]

If the answer is Yes, the following identifies each such person:

NAME	OCCUPATION	ADDRESS

10.

The undersigned, in making the decision to purchase the shares, has relied upon an independent investigation made by the undersigned and/or the undersigned's purchaser representative and the undersigned (alone and/or together with the purchaser representative) has had the opportunity to examine all documents; to ask all questions and receive answers from the Company and any person acting on the Company’s behalf; and to obtain any additional information, to the extent the Company possesses the information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Offering Circular/Memorandum.

Yes	[ ]	No	[ ]

11.

The undersigned has not received and has not relied upon any representations concerning the Offering, its business or prospects, or any other matters, except as set forth in the Offering Circular/Memorandum or given in response to questions raised by the undersigned or the undersigned's purchaser representative.

Yes	[ ]	No	[ ]

The undersigned is acquiring the shares solely for the undersigned's own account for investment purposes only and not with a view towards their distribution within the meaning of the Securities Act.  The undersigned has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Interests or which guarantees the undersigned any profit of or indemnities the undersigned for any loss with respect to the Shares.  The undersigned has no plans to enter into any agreement or arrangement of that nature.  The undersigned understands that the undersigned must bear the economic risk of the investment for an indefinite period of time because the undersigned cannot sell or otherwise transfer the shares in the absence of the registration provisions of all applicable securities acts.  In addition, the undersigned understands that the Company has no obligation to register the Shares under any securities act.

Yes	[ ]	No	[ ]

PLEASE COMPLETE 14 (a) or 14 (b)

(a)

The undersigned has not designated a purchase representative.  The undersigned has had sufficient opportunity to make inquiries of the Company and its officers in order to supplement information contained in the Offering Circular/Memorandum respecting the Offering, the Company has made all information requested available to his/her satisfaction, and the undersigned has had the opportunity to verify the information.  The undersigned has knowledge and experience in business and financial matters with respect to investments generally and, in particular, investments generally comparable to the Offering enabling the undersigned to utilize the information to evaluate the risks and merits of the investment and to make an informed investment decision.

Yes	[ ]	No	[ ]

(b)

The undersigned has designated ______________________________________ to act as purchaser representative for the undersigned in connection with the purchase of the Interests.  The undersigned has discussed the investment fully and completely with the purchaser representative and has had all inquiries answered to his/her satisfaction.

Yes	[ ]	No	[ ]

(If the undersigned designates a purchaser representative, the purchaser representative must complete and deliver to the undersigned and to the Company a disclosure and acknowledgment form available from KAT RACING)

ACCREDITED INVESTOR QUALIFICATIONS

Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission, allows an issuer offering securities pursuant to Rule 506 to exclude from the 35-sophisticated purchaser limit purchasers who qualify as accredited investors. The following material describes the qualifications of each type of accredited investor, as defined in Rule 501 of Regulation D.  By initialing the line opposite a description, the undersigned represents and warrants to the Company that the undersigned meets the qualifications described.  Please initial all applicable descriptions.

Description  (Initial where applicable)

1.

A bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, whether acting in its individual or fiduciary capacity;

Initial: __________________

2.

An insurance company, as defined in Section 2(13) of the Securities Act of 1933, as amended;

Initial: __________________

3.

An investment company registered under the Investment Company Act of 1940;

Initial: __________________

4.

A business development company, as defined in Section 2(a)(48) of the Investment Company Act of 1940;

Initial: __________________

5.

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or Section 301(d) of the Small Business Investment Act of 1958;

Initial: __________________

6.

An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if a plan fiduciary, as defined in Section 3(21) of that Act, makes the Investment decision and the plan fiduciary is a bank, insurance company or registered investment adviser;

Initial: __________________

7.

An employee benefit plan within the meaning of Title I of the Employee Retirement Security Income Act of 1974, with total assets in excess of $5,000,000;

Initial: __________________

8.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

Initial: __________________

9.

An organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5,000,000;

Initial: __________________

10.

A director or executive officer of the Company;

Initial: __________________

11.

Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase exceeds $1,000,000;

Initial: __________________

12.

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Initial: __________________

13.

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(2)(b)(ii); and

Initial: __________________

14.

An entity in which all of the equity owners qualify as an Accredited Investor under one or more of the foregoing descriptions.

Initial: __________________

THE FOREGOING STATEMENTS ARE TRUE AND ACCURATE TO THE BEST OF MY BELIEF. I WILL NOTIFY KAT RACING OF ANY CHANGES IN THE ANSWERS SHOULD THEY OCCUR PRIOR TO MY INVESTMENT DECISION.

(Print Name)	(Signature)
Date: _________________________________________________